As filed with the Securities and Exchange Commission on November 27, 2000.
                                                     Registration No. 333-31094
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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          INTERSIL HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)



      Delaware              7585 Irvine Center Drive, Suite 100    59-3590018
(State of Incorporation)         Irvine, California 92618       (I.R.S. Employer
                                (Address of principal           Identification
                             executive offices)(Zip Code)             No.)

                          INTERSIL HOLDING CORPORATION
                          1999 EQUITY COMPENSATION PLAN

                      INTERSIL HOLDING CORPORATION EMPLOYEE
                               STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                             Stephen M. Moran, Esq.
                  Vice-President, General Counsel and Secretary
                          Intersil Holding Corporation
                       7585 Irvine Center Drive, Suite 100
                            Irvine, California 92618
                     (Name and address of agent for service)
                                 (949) 341-7040
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                           Christopher G. Karras, Esq.
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000

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

                         POST-EFFECTIVE AMENDMENT NO. 1

                       TO FORM S-8 REGISTRATION STATEMENT
                          INTERSIL HOLDING CORPORATION

ALLOCATION  OF  SHARES  TO  THE  INTERSIL   HOLDING   CORPORATION   1999  EQUITY
COMPENSATION PLAN AND INTERSIL HOLDING CORPORATION EMPLOYEE STOCK PURCHASE PLAN

          On February 25, 2000 Intersil Holding Corporation (the "Registrant") registered 8,833,334 shares of its Class A Common Stock on a Form S-8, Registration Number 333-31094 with respect to the Intersil Holding Corporation 1999 Equity Compensation Plan (the "Equity Compensation Plan") and the Intersil Holding Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") (collectively, the "Plans"). The Registrant's Form S-8 Registration Statement is hereby amended to allocate 7,500,000 of the shares of the Registrant's Class A Common Stock registered under such S-8 to the Equity Compensation Plan and 1,333,334 of the shares of the Registrant's Class A Common Stock registered under such S-8 to the Stock Purchase Plan.

INCORPORATION OF FORM S-1 REGISTRATION STATEMENT

          Part II, Item 3(a) of the Registrant's Form S-8, Registration Number 333-31094, filed on February 25, 2000 incorporates by reference the prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933. In addition to the current incorporation by reference of such prospectus, the Registrant's Form S-8 Registration Statement (File Number 333-31094) is hereby amended as to Part II,
Item 3(a) to incorporate by reference the Registrant's Form S-1 Registration Statement (File Number 333-95199), filed on January 21, 2000, as amended.

EXHIBITS

          The following  exhibit is filed herewith as part of this  Registration
Statement:

         Exhibit Number                         Description

               23.1                      Consent of Ernst & Young LLP

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Irvine, state of California, on this 16th day of November, 2000.

                                             INTERSIL HOLDING CORPORATION



                                             By:   /s/ Gregory L. Williams
                                                   Gregory L. Williams
                                                   Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Name                                   Title                        Date

/s/ Gregory L. Williams                                      November 16, 2000
-----------------------                                    --------------------
Gregory L. Williams      Chief Executive Officer and
                         Director (principal executive officer)

/s/ Daniel J. Heneghan                                       November 16, 2000
-----------------------                                    --------------------
Daniel J. Heneghan       Vice President, Chief Financial
                         Officer and Assistant Secretary
                         (principal financial and accounting
                         officer)

/s/ Robert W. Conn                                           November 16, 2000
-----------------------                                    -------------------
Robert W. Conn           Director

/s/ Gary E. Gist                                             November 16, 2000
-----------------------                                    -------------------
Gary E. Gist             Director

/s/ Jan Peeters                                              November 15, 2000
-----------------------                                   --------------------
Jan Peeters              Director

/s/ Robert N. Pokelwaldt                                     November 16, 2000
-----------------------                                   --------------------
Robert N. Pokelwaldt     Director

/s/ James A. Urry                                            November 16, 2000
-----------------------                                   --------------------
James A. Urry            Director

                                  EXHIBIT INDEX

Exhibit No.            Document

   23.1                Consent of Ernst & Young LLP